SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
☐	Definitive Information Statement

VitalStream Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Consent Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: _______________________
	2)	Form, Schedule or Registration Statement No.: _______________________
	3)	Filing Party: ____________________________________________
	4)	Date Filed: ___________________________________________

VitalStream Holdings, Inc.

To the Shareholders of VitalStream Holdings, Inc.:

On behalf of the Board of Directors of VitalStream Holdings, Inc. (the "Company"), I am writing to you to solicit your consent to:
(i)

a resolution authorizing the Board of Directors of the Company, in its discretion at any time prior to December 31, 2006, to take all steps necessary to effect a consolidation (a/k/a a reverse split) of its Common Stock on the basis of a ratio within the range of from 2:1 to 5.5:1, with the ratio to be selected and implemented by the Company's Board of Directors in its sole discretion, if at all; and

(ii)	a resolution approving an amendment to the Company's 2001 Stock Incentive Plan increasing the number of shares of common stock authorized thereunder from 14,500,000 shares to 21,500,000 shares.

The Board of Directors has fixed the close of business on February 3, 2006 as the record date for the determination of shareholders entitled to consent to the foregoing resolutions. You are urged to vote, sign, date, and return the enclosed Consent as promptly as possible in the enclosed postage-prepaid envelope. Please note that the failure to sign and return a Consent will have the same effect as a vote against the resolutions. Please sign and return your Consent today. In any case, your Consent must be received by April 30, 2006. If you have any questions, please feel free to call Arturo Sida at (949) 743-2000.

BY ORDER OF THE BOARD OF DIRECTORS

Jack L. Waterman
Chairman and Chief Executive Officer

Dated: __________, 2006

VitalStream Holdings, Inc.
One Jenner, Suite 100
Irvine, California 92618

____________________

INFORMATION STATEMENT

____________________

SOLICITATION OF CONSENT

               This Information Statement is being furnished to the shareholders of VitalStream Holdings, Inc., a Nevada corporation ("VitalStream" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of consents from holders of outstanding shares of the Company's common stock, $0.001 par value (the "Common Stock"), with respect to:
(i)

a resolution authorizing the Board of Directors of the Company, in its discretion at any time prior to December 31, 2006, to take all steps necessary to effect a consolidation (also referred to as a reverse split) of the Common Stock on the basis of a ratio within the range of from 2:1 to 5.5:1, with the ratio to be selected and implemented by the Board of Directors in its sole discretion, if at all (such resolution, the "Consolidation Resolution"; the consolidation approved therein, the "Consolidation"); and

(ii)

a resolution approving an amendment to the Company's 2001 Stock Incentive Plan increasing the number of shares of Common Stock authorized thereunder from 14,500,000 shares to 21,500,000 shares (such resolution, the "Stock Plan Resolution"; together with the Consolidation Resolution, collectively, the "Resolutions")

               The Resolutions are set forth in the form of Majority Consent of Shareholders (the "Consent") delivered herewith.

               This Information Statement and the accompanying form of Consent are first being mailed to shareholders of the Company on or about March 6, 2006.

               The Company will bear all costs and expenses relating to the solicitation of consents, including the costs of preparing, printing and mailing to shareholders this Information Statement and accompanying materials. In addition to the solicitation of Consents by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit Consents personally or by telephone, facsimile transmission, e-mail or web posting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

               WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING

Record Date

               The Board of Directors has fixed the close of business on February 3, 2006 as the record date for determination of shareholders entitled to consent to each of the Resolutions (the "Record Date"). As of the Record Date, there were issued and outstanding 83,854,939 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on each of the Resolutions. Accordingly, 83,854,939 votes are entitled to be cast on each of the Resolutions.

Consents

               With respect to each Resolution, a shareholder who has executed and returned a Consent may revoke it at any time prior to the time that the Company has received enough Consents to approve such Resolution by filing with the Secretary of the Company, at the address first set forth above, a written notice of revocation bearing a later date than the Consent being revoked. After enough Consents have been received in order to approve a Resolution, any Consents approving that Resolution shall thereafter be irrevocable. The failure to sign and return a Consent will have the same effect as a vote against the Resolutions. All Consents must be received by April 30, 2006.

Required Vote

               Each Resolution will be approved, in accordance with Nevada law and the Articles of Incorporation of the Company, if shares representing a majority of the Common Stock consent to such Resolution. Abstentions and broker non-votes will have the effect of being considered as votes cast against the Resolutions.

               The Board has approved the Resolutions and recommended the approval of the Resolutions to the shareholders. If the Consolidation Resolution is approved, the Board of Directors would be authorized to effect, or not effect, the Consolidation in its sole discretion within the range set forth in the Consolidation Resolution at any time prior to December 31, 2006. If effected, the Consolidation will be effective on the date prior to December 31, 2006 selected by the Company's Board of Directors in its sole discretion.

RIGHTS OF DISSENTING STOCKHOLDERS/APPRAISAL RIGHTS

               Shareholders of the Company will not be entitled to appraisal or dissenters rights under the laws of the State of Nevada by virtue of the actions proposed pursuant to the Resolutions. Although there are circumstances in which shareholders of a Nevada corporation could be entitled to appraisal or dissenters rights in connection with a consolidation of the corporation's capital stock, the Consolidation does not present any such circumstances.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

               None of our officers, directors or any of their respective affiliates or associates has any substantial interest in the Consolidation other than a proportionate interest in their capacities as holders of shares of Common Stock and options and/or warrants to purchase Common Stock. With respect to the Stock Plan Resolution, each of the officers and directors of the Company is eligible to receive incentive awards under the 2001 Stock Incentive Plan, as amended. Approval of the Stock Plan Resolution will ratify the increase in the number of shares of Common Stock subject to that plan and, as a result, will increase the number of shares of Common Stock available for future grants to, among others, officers and directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The table below sets forth information, as of the close of business on February 3, 2006, as to each person who beneficially owns of record more than 5% of our outstanding Common Stock, and information as to the ownership of our Common Stock by each person serving as a director or named executive officer of the Company as of February 3, 2006, and by all of our directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially being owned by them.

	Beneficial Ownership of Common Stock

Name	Ownership Amount and Nature of Beneficial Ownership(1)	Percentage Ownership(2)

Executive Officers and Directors
Jack Waterman (3)	690,047(4)	*

Philip N. Kaplan(3)	4,188,607(5)	4.99%

Michael F. Linos(3)	1,795,819(6)	2.13%

Arturo Sida(3)	584,879(7)	*

Mark Z. Belzowski(3)	494,284 (8)	*

Leonard Wanger(9)	393,036(9)	*

Salvatore Tirabassi(10)	66,667(10)	*

Melvin A. Harris(11)	0(11)	*

Raymond Ocampo Jr. (12)	163,542(12)	*

Philip Sanderson(13)	13,290,503(13)	15.77%

All Executive Officers and Directors as a Group (10 Persons)	8,643,548(17)	9.34%

5% Shareholders (Who are not Executive Officers or Directors)

Dolphin Reporting Group(14)	17,343,533(14)	20.66%

Walden Reporting Group(15)	13,223,836(15)	16.24%

Husic Capital Management	3,757,717(16)	4.48%

*	Represents less than 1% of the outstanding shares of Common Stock.

(1)

Ownership numbers include shares of our Common Stock subject to options and warrants that are exercisable within 60 days of February 3, 2006. Shares of our Common Stock subject to options and warrants that are not exercisable within such 60-day period are not included.

(2)

The percentages shown are based on the sum of (a) the 83,754,939 shares of our Common Stock issued and outstanding on February 3, 2006, and (b) the shares of our Common Stock subject to all options and warrants held by the person with respect to whom the calculation is being made (but not any other person) that are exercisable within 60 days of February 3, 2006.

(3)	Business Address is One Jenner, Suite 100, Irvine, CA 92618.

(4)	Represents 96,297 shares of our Common Stock and an option to purchase 593,750 shares of our Common Stock, all owned by Jack Waterman.

(5)

Represents 4,017,210 shares of our Common Stock, an option to purchase 83,334 shares of our Common Stock, a warrant to purchase 41,667 shares of our Common Stock, all owned by Philip N. Kaplan and 46,396 shares of our Common Stock owned by Stacy Kaplan, the wife of Philip N. Kaplan.

(6)	Represents 1,283,318 shares of our Common Stock, an option to purchase 345,834 shares of our Common Stock, and a warrant to purchase 166,667 shares of our Common Stock, all owned by Michael F. Linos.

(7)	Represents 159,879 shares of our Common Stock, an option to purchase 404,167 shares of our Common Stock, and a warrant to purchase 20,833 shares of our Common Stock, all owned by Arturo Sida.

(8)	Represents 256,784 shares of our Common Stock and an option to purchase 237,500 shares of our Common Stock, all owned by Mark Belzowski.

(9)

Represents 123,723 shares of our Common Stock and an option to purchase 222,917 shares of our Common Stock owned by Mr. Wanger, and 46,396 shares of our Common Stock held in a trust that is beneficially owned by Mr. Wanger. The address of Mr. Wanger is 2 North LaSalle, #400, Chicago, Il, 60602.

(10)	The address of Mr. Tirabassi is c/o Dolphin Equity Partners, 750 Lexington Avenue, 16th Floor, New York, NY, 11201.

(11)	The business address of Mr. Harris is c/o VitalStream Holdings, Inc., One Jenner, Suite 100, Irvine, CA 92618.

(12)	Represents an option to purchase 163,542 shares of our Common Stock. The address of Mr. Ocampo is c/o P.O. Box 1688, San Mateo, CA 94401.

(13)

Represents an option to purchase 66,667 shares of our Common Stock owned by Mr. Sanderson and 13,223,836 shares of Common Stock owned of record by Walden VC II, LP., of which Mr. Sanderson is a principal. The address of Mr. Sanderson is 750 Battery St. 7th Floor, San Francisco, CA 94110.

(14)

Information regarding the Dolphin Reporting Group is based upon the Schedule 13D/A filed by such group on July 15, 2004. According to such report, the group is comprised of Dolphin Communications Fund II, LP, Dolphin Communications Parallel Fund II Netherlands, LP, Dolphin Communications II, LP, Dolphin Communications, LLC and Richard Brekka. The Dolphin Reporting Group holds 17,343,533 shares of our Common Stock. The address for the Dolphin Reporting Group is 750 Lexington Avenue, New York, NY 10022.

(15)

Information regarding the Walden Reporting Group is based upon the Schedule 13D/A filed by such group on February 14, 2006. According to such report, the group is comprised of Walden VC II, LP, Walden VC, LLC and various individual managers of such fund. The address for the Walden Reporting Group is 750 Battery St. 7th Floor, San Francisco, CA 94110.

(16)

Information regarding Husic Capital Management is based upon the Schedule 13G filed by such group on January 18, 2006. Husic Capital Management is controlled by Frank J. Husic. The address for Husic Capital Management is 555 California Street, Suite 1800, San Francisco, CA 94104. [Subject to confirmation]

(16)	Total excludes 13,223,836 shares of Common Stock held by Walden VCII, LP. and included in Mr. Sanderson's balance as noted above.

PROPOSAL NO. 1 - CONSOLIDATION RESOLUTION

Purpose of Proposed Consolidation Resolution

               The purpose of the proposed Consolidation is to decrease the number of outstanding shares of Common Stock and shares subject to outstanding purchase and conversion rights in order to increase the market value of each share of the Common Stock. Immediately following a consolidation transaction, also referred to as a reverse stock split, the per-share price of the capital stock subject to the consolidation generally increases proportionately with the consolidation ratio. (For example, you would expect the price of our Common Stock to triple if the Company did a 3 to 1 consolidation of our Common Stock). In the longer term, depending upon surrounding company, market and industry factors, a stock consolidation can have no effect, a positive effect or a negative effect on the value of the consolidated stock. Given the circumstances in which the Company expects to effect a consolidation, management believes that the Consolidation would lead to an at least proportionate increase in the price of the Common Stock.

               Although the market price of the Common Stock has risen during the past 12 months, management believes that the trading volume and price of the Common Stock and, to a lesser extent the business prospects of the Company, are hindered by the low price of the Common Stock and by the fact that the Common Stock is not traded on an exchange or quoted in the Nasdaq market. On the investment side, for a small company with thinly traded stock, an increase in the trading volume of the stock and in number of persons investing in the stock is generally associated with an increase in the market price of the stock. Many investors, particularly institutional investors, are reluctant to invest in a stock with a market price below $5, that is not quoted on the Nasdaq market or traded on an exchange, or that has a low trading volume. All of these limiting factors presently apply to the Common Stock. On the business side, management believes that large consumers of streaming services consider a potential service provider's stock price, stock listing, balance sheet and related indicia of financial stability when deciding whether or not to place a significant amount of their streaming business with the streaming company.

               Management continues to believe that the best means for increasing the interest of investors and customers in the Company is to maintain a high quality of service and to continue its efforts to enhance the financial performance and other business fundamentals of the Company. However, management is taking steps aimed at increasing the market price of the Common Stock, qualifying the Common Stock for listing on a Nasdaq market or exchange, enhancing trading volume and otherwise making the Common Stock more attractive to investors. The proposed Consolidation is part of this process.

               As noted above, one of the primary reasons the Board approved and is recommending the Consolidation to shareholders is to enable the Common Stock to qualify for listing on a Nasdaq market or exchange. Of the major United States markets, the Common Stock could most readily qualify for listing on the Nasdaq Capital Market (formerly known as the Nasdaq SmallCap Market) (the "SmallCap") and the American Stock Exchange (the "AMEX"). At this time, the Board has preliminarily determined that the SmallCap presents a better opportunity than the AMEX, notwithstanding the fact that securities traded on AMEX, but not the SmallCap, are exempt from certain state securities laws. The Board of Directors prefers the SmallCap because of the concentration of technology companies on the SmallCap and the perception that companies on the SmallCap generally experience higher trading volume than AMEX-listed companies.

               In addition, the Company's end goal is to seek listing on the Nasdaq National Market. If the market price of the Common Stock remains stable or increases following the Consolidation and the Company's application for listing on the Small Cap is accepted, the Company would expect, within a short period of time, to qualify for listing on the Nasdaq National Market. Securities of traded on the Nasdaq National Market enjoy the same preemption of certain state securities laws as those traded on AMEX, but also are perceived to experience the trading volume and technology-focus advantages associated with a Nasdaq market. Because of the commonality of ownership of the SmallCap and the Nasdaq National Market and similarity of their trading systems, the Company believes that the transition from SmallCap to the Nasdaq National Market would be more smooth than a transition from AMEX to the Nasdaq National Market.

               If effected, a primary purpose of the Consolidation would be to increase the market price for the Common Stock above the $4 per share minimum bid requirement for initial listing on the SmallCap (with the ratio likely to be set in order to exceed the $5 per share minimum bid requirement on the Nasdaq National Market). The SmallCap has other listing requirements in addition to a minimum bid price requirement. The following table sets forth information regarding the principal quantitative listing requirements for the SmallCap and the Company's present compliance (or expected compliance) with such:

Quantitative Listing Requirement	Status
$5 million Shareholders Equity, or	Satisfied
$50 million market capitalization for 90 days, or	Currently satisfied.
$750,000 net income in last fiscal year or in 2 of last 3 years	Not satisfied
1 million publicly held shares	Satisfied
$5 million market value of publicly held shares	Satisfied
$4 minimum bid price	Closing bid price of $1.68 on February 17, 2006; expected to be satisfied through Consolidation
300 round lot shareholders	Satisfied
3 market makers	Satisfied
1 year operating history	Satisfied
Satisfaction of Corporate Governance Rules	To be satisfied prior to filing of listing application

               Although management and the Board of Directors expect that a consolidation of the Common Stock will increase the price investors are willing to pay for a share of Common Stock, there can be no assurance that the consolidation of the Common Stock will increase the price in proportion to the reduction of shares due to a consolidation of the Common Stock, or that any increase in the price will occur.

Effect of Proposed Stock Consolidation

               If the Consolidation Resolution is approved and the proposed Consolidation effected, each outstanding share of Common Stock as of the record date of the Consolidation will immediately and automatically be changed, as of the effective date of the Consolidation, into a fraction of a share of Common Stock as set forth in the Consolidation Resolution. In addition, the number of shares of Common Stock subject to outstanding options and warrants issued by the Company will be reduced by an identical fraction. To the extent a fractional share remains after all shares beneficially held by a holder of the Common Stock have been consolidated, such fractional share will be, in the discretion of the Board of Directors, either permitted to remain outstanding as a fractional share or exchanged for an amount of cash equal to the proportionate share of the fair market value of a share of Common Stock on the effective date of the Consolidation. Fair market value will be determined based upon the closing price of the Common Stock on the effective date of the Consolidation.

               As of February 3, 2006, there were 83,854,939 shares of Common Stock issued and outstanding, and 11,269,949 shares of Common Stock subject to warrants and options granted by the Company. Assuming, by way of illustration, the Consolidation were to occur on that date on a 1 for 5.5 basis, the number of shares issued and outstanding would be 15,246,353 shares (subject to adjustment due to rounding of fractional shares, if any), and the number of shares subject to outstanding warrants and options granted by the Company would be 2,049,082 (subject to adjustment due to rounding of fractional shares, if any).

               Because the Consolidation will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock, the Consolidation will not alter the relative rights and preferences of existing shareholders. The Consolidation will, however, effectively increase the number of shares of Common Stock available for future issuances by the Board of Directors. In our Articles of Incorporation, the Board of Directors is authorized to issue 290 million shares of Common Stock and 10 million shares of preferred stock. The Consolidation will not decrease the number of shares of Common Stock or preferred stock the Board of Directors is authorized to issue, and shares of Common Stock effectively cancelled as a result of the Consolidation will be available for reissue. Accordingly, while there are presently 194,875,112 shares of Common Stock authorized and available for future issuance by the Board (290,000,000 authorized, less 83,854,939 presently outstanding, less 11,269,949 reserved for issuance upon outstanding purchase rights), if the Consolidation Resolution is approved and the Consolidation is effected, the number of shares of Common Stock authorized and available for issue will increase as set forth in the following table:

Consolidation Ratio	Outstanding Shares of Common Stock (as of Record Date)	Common Shares Reserved for Stock Incentive Plan and Subject to Outstanding Warrants	Total Shares of Common Stock Available for Issuance
None	83,854,939	11,269,949	194,875,112
2-1	41,927,470	5,634,975	242,437,556
3-1	27,951,646	3,756,650	258,291,704
4-1	20,963,735	2,817,487	266,218,778
5.5-1	15,246,353	2,049,082	272,704,566

               If the Consolidation Resolution is approved by the shareholders and the Consolidation is consummated, some shareholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those shareholders who own less than one hundred shares following a reverse split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

               We believe that fewer than 100 shareholders beneficially own less than 5.5 shares of Common Stock. As a result, we expect that approximately no more than 100 shareholders could be eliminated as a result of the Consolidation, regardless of the consolidation ratio selected by the Board of Directors.

               The Board of Directors does not intend to use the Consolidation as a part of or first step in a "going private" transaction pursuant to Rule 13e-3under the Securities Exchange Act of 1934, as amended.

Potential Anti-Takeover Effects

               If the Consolidation Resolution is approved by our shareholders and implemented in the discretion of the Board of Directors, the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board of Directors, including a transaction that may be favored by a majority of our shareholders or in which our shareholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further shareholder approval, the Board of Directors could, among other things, (i) issue and sell shares, and thereby dilute, the stock ownership of a person seeking to effect a change in the composition of our Board of Directors, or (ii) propose or complete a tender offer or business combination involving the Company and potentially strategically placing shares with purchasers who would oppose such a change in the Board of Directors or such a transaction.

               These anti-takeover effects are in addition to the effect of the "Combinations With Interested Stockholders" section of the Nevada Private Corporations Act. This section generally provides that if a person or entity acquires 10% or more of the outstanding voting stock of a Nevada corporation, the Nevada corporation and the person or entity, or any affiliated entity of the person or entity, may not engage in specified business combination transactions for three years following the date the person became a 10% or greater stockholder. Business combination transactions for this purpose include:

●	a merger or plan of share exchange;

●

any sale, lease, mortgage or other disposition of assets of the corporation having a market value equal to the market value of 5% of the assets of the corporation, 5% of the outstanding shares of the corporation or 10% of the earning power of the corporation;

●

specified transactions that result in the issuance or transfer of capital stock with a market value equal to 5% of the aggregate market value of all outstanding shares of capital stock of the corporation to the 10% or greater stockholder or an affiliate; and

●	certain other transactions that have the effect of increasing the proportion of the outstanding shares of any class or series of voting shares owned by the 10% or greater stockholder.

               These restrictions do not apply if the board of directors approves the business combination or the transaction that resulted in the stockholder becoming a 10% or greater stockholder before the stockholder acquires 10% or more of the corporation's voting stock. There are also certain exceptions to these restrictions that apply if specified criteria suggesting the fairness of a combination are satisfied.

               The "Combinations with Interested Stockholders" sections of the Nevada Corporate Code also contains limitations on transactions entered into with the 10% or greater stockholder after the expiration of the three-year period following the date the person became a 10% or greater stockholder.

Exchange of Share Certificates

               Each certificate representing shares of Common Stock that is issued and outstanding, or issued and held by the Company, on the effective date of the Consolidation shall thereafter for all purposes be deemed to represent a fraction (as determined by the Board of Directors in their sole discretion) of a share of Common Stock for each share of Common Stock presently represented by such certificate. Each holder of record of a certificate for one or more shares of Common Stock as of the effective date of the Consolidation, shall be entitled to receive, as soon as practicable, and upon surrender of each certificate to the officer or agent having charge of the stock transfer books of the Company, a certificate or certificates representing a fraction of a share of Common Stock for each share of Common Stock represented by the certificate of such holder immediately prior to the effective time and, if the Board of Directors determines to redeem fractional shares, cash in exchange for any remaining fractional shares. The shares of Common Stock represented by certificates issued pursuant to this paragraph shall be validly issued, fully paid and nonassessable. Any legends set forth on any existing certificate will also be set forth on the corresponding replacement certificate.

Federal Income Tax Consequences of the Reverse Stock Split

               The following is a summary of certain material federal income tax consequences of the reverse stock split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that all shares involved in the exchange have been and will be held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), generally, property held for investment. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

               No gain or loss should be recognized by a shareholder of the Company upon such shareholder's exchange of shares pursuant to the Consolidation. The aggregate tax basis of the shares received in the Consolidation, including any fraction of a share deemed to have been received, will be the same as the shareholder's aggregate tax basis in the shares being exchanged for new shares in the Consolidation. The shareholder's holding period for the shares will include the period during which the shareholder held the shares surrendered in the Consolidation.

               The Board of Directors recommends that the shareholders consent to the Consolidation Resolution to allow the Board of Directors in its sole discretion to take all steps necessary to effect the Consolidation of the Common Stock within the range set forth therein.

PROPOSAL NO. 2 - APPROVAL OF THIRD AMENDED
AND RESTATED 2001 STOCK INCENTIVE PLAN

               By this Information Statement and attached Consent, the Company's shareholders are also being asked to approve a resolution approving an amendment (the "Plan Amendment") to the Company's 2001 Stock Incentive Plan (the "Plan") that would have the effect of increasing the maximum number of shares of Common Stock authorized under the Plan from 14,500,000 shares to 21,500,000 shares. The Plan Amendment is reflected in the Plan (Third Amended and Restated) (the "Restated Plan").

               The Board of Directors adopted the Plan in January 2002 and has subsequently amended it on two occasions. The Plan and all prior amendments have been timely approved by the shareholders of the Company. The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

               As of the date of this Consent Solicitation Statement, no OTC Bulletin Board, SEC or other federal rules governing the operations of the Company require the Company to obtain shareholder approval of its Plan or any amendments thereto. Approval of the Plan Amendment by shareholders may be required, however, by the securities laws of the State of California and is required in order to permit the grant of incentive stock options thereunder. In addition, the Company believes that it is good practice to seek shareholder approval for any stock incentive plan or any material amendments thereto. Accordingly, the Company is seeking shareholder approval of the Plan Amendment.

Description of the Stock Incentive Plan

               The following summary of the Plan, as amended by the Plan Amendment, does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to the full text of the Restated Plan, a copy of which is attached to the copy of this Consent Solicitation Statement filed with the Securities and Exchange Commission as an Appendix (but, in order to reduce printing and mailing costs associated with the Consent Solicitation Statement, omitted from the copy of the Consent Solicitation Statement mailed to shareholders, as permitted by the applicable securities regulations).

               Shares Reserved for Issuance Under the Plan.    The Company has reserved a total of 21,500,000 shares of Common Stock of the Company for issuance under the Plan, as amended by the Plan Amendment. The number and kind of shares available for grants under the Plan will be adjusted proportionately by the Board of Directors if the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, distribution, reverse stock split, consolidation of shares, dividend payable in shares, recapitalization or reclassification.

               Types of Awards.    The Plan authorizes the Board of Directors to grant options to purchase Common Stock, including incentive stock options under Section 422 of the Internal Revenue Code ("Incentive Stock Options") and other stock options ("Non-statutory Stock Options"), stock bonuses, restricted stock and performance-based awards.

               Eligibility.    Grants under the Plan may be awarded to selected directors, officers and employees of the Company or any parent or subsidiary of the Company and non-employee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. Although no person is entitled to receive benefits under the Plan, currently, all seven directors, all six executive officers and all eighty-one employees of the Company are eligible to participate in the Plan if the Board of Directors elects to grant them awards under the Plan. In addition, all non-employee agents, consultants, advisors and independent contractors are eligible to participate in the Plan.

               Administration.    The Board of Directors administers the Plan. Subject to the terms of the Plan, the Board of Directors may from time to time adopt and amend rules relating to the administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may delegate to a committee of the Board of Directors any or all authority for administration of the Plan other than the right to amend or terminate the Plan.

               Amendment and Termination of the Plan.    The Board of Directors may amend the Plan at any time in any respect. Except for the conversion of Incentive Stock Options that exceed the $100,000 Limitation (as defined below) to Non-statutory Stock Options and changes in outstanding options in connection with changes in capital structure and Significant Transactions (as defined below under the heading Merger, Reorganization, Dissolution, Stock Split or Similar Event), no change in an option already granted may be made without the consent of the holder of the option. The Plan continues in effect until the earliest to occur of (a) January 28, 2012, (b) the date all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed, and (c) the date set by the Board of Directors.

               Limitations.    Only employees are eligible to receive Incentive Stock Options. Additionally, if the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan are exercisable for the first time by an employee during any calendar year exceeds $100,000 (the "$100,000 Limitation"), the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option.

Description of Stock Options

               Option Terms.    With respect to each option grant, the Board of Directors is authorized to, subject to any restrictions set forth in the Plan, determine the number of shares subject to the option, the exercise price, the period of the option, and the time or times at which the option may be exercised. At the time of the grant of a stock option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock will automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

               Option Price.    The Board of Directors determines the option exercise price per share at the time of grant. The exercise price per share for Non-statutory Stock Options may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price for Incentive Stock Options may not be less than 100 percent of the fair market value of the Common Stock on the date of the grant. If the recipient of a stock option owns at the time of the grant stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the exercise price for the stock option may not be less than 110 percent of the fair market value of the Common Stock on the date of grant.

               Duration of Options.    Options granted under the Plan expire on the date fixed by the Board of Directors, subject to the following limitations:

●

Any option granted after January 30, 2006 (or otherwise in reliance upon the Plan Amendment) that is designated an Incentive Stock Option (as defined in Section 5 below) shall be deemed to be a Non-Statutory Stock Option if it is exercised prior to the approval of the Plan Amendment by the shareholders of the Company or if shareholder approval is not obtained by January 30, 2007.

●

All options granted under the Plan after January 30, 2006 (or otherwise in reliance upon the Plan Amendment) and prior to the approval of the Plan Amendment by the shareholders of the Company shall automatically terminate if the Plan Amendment is not approved by the shareholders of the Company by January 30, 2007.

●	No option may be exercised after the expiration of 10 years from the date it is granted.

●

If the recipient of a stock option owns at the time of grant stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company, the expiration date of the option may not be more than five years after the date of grant.

               Exercise of Options.    Stock options may be exercised in amounts and at times determined by the Board of Directors, except that options granted to persons who are not officers, directors or consultants of the Company, its parent or a subsidiary must vest with respect to at least 20% of the subject options each year following the date of grant.

               Except as described under the heading "Termination of Employment, Disability or Death" below or as determined by the Board of Directors, an option may not be exercised unless, when exercised, the optionee is an employee of, or is providing service to, the Company or a parent or subsidiary of the Company and has been continuously so employed or providing service since the date the option was granted. Absence on leave approved by the Company, a parent or subsidiary or on account of illness or disability shall not be deemed a termination or interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

               As a condition to the exercise of options under the Plan, the optionee must comply with any requirements specified by the Company for satisfaction of applicable federal, state and local tax withholding requirements, as well as any applicable federal or state securities laws. Compliance with tax withholding requirements may include, without limitation, a requirement that the optionee pay to the Company in cash or by checks amounts necessary to satisfy any applicable tax withholding requirements.

               Early Dispositions of Incentive Stock Options.    If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee is required to, within 30 days of the sale or disposition, notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

               Termination of Employment, Disability or Death.    Unless otherwise determined by the Board of Directors at any time, if an optionee ceases to be employed by or to provide service to the Company, any parent or subsidiary of the Company for any reason other than death or total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 90 days following the termination date, but only if and to the extent the option was exercisable as of the termination date. Any portion of an option not exercisable at the date of termination will lapse.

               Unless otherwise determined by the Board of Directors, if the optionee's employment or service terminates because of total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 12 months after the date of termination, but only to the extent the option was exercisable on the date of termination.

               Unless otherwise determined by the Board of Directors, if an optionee dies while in the employment of or providing services to the Company or any parent or subsidiary of the Company, the option then held may be exercised by the optionee's legal heirs at any time prior to the earlier of its expiration date or 12 months after the date of death, but only if and to the extent the option was exercisable as of the date of death.

               Non-Transferability of Options.    Each stock option granted under the Plan by its terms is nonassignable and nontransferable by an optionee, either voluntarily or by operation of law, other than by will or the laws of descent or distribution upon the death of an optionee, by instrument to an intervivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the person establishing the trust or by gift to immediate family. An option may be exercised only by an optionee or, after death, by a successor or representative of an optionee.

               Merger, Reorganization, Dissolution, Stock Split or Similar Event.    In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or the transfer by one or more shareholders, in one transfer or several related transfers, of 50% of more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer (each, a "Significant Transaction"), the Board of Directors is required to, in its sole discretion and to the extent possible under the structure of the Significant Transaction, select one of the following alternatives for treating outstanding options under the Plan:

●	Outstanding options shall remain in effect in accordance with their terms; or

●

Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Significant Transaction (with the amount, type of securities subject thereto and exercise price of the converted options being determined by the Board of Directors taking into account the relative values of the companies involved in the Significant Transaction). The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full prior to being converted into options to purchase stock of the surviving or acquiring corporations in the Transaction; or

●

The Board of Directors shall provide a period of 10 days or less before the completion of the Significant Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. (The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.)

               In the event of the dissolution of the Company, options will be treated as provided in the immediately preceding paragraph.

Stock Bonuses

               The Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus are subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded are required to bear any legends required by the Board of Directors.

Restricted Stock

               The Board of Directors may issue shares of "restricted stock" under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares of restricted stock issued under the Plan are subject to the terms, conditions and restrictions of the Plan and any other terms, conditions and restrictions determined by the Board of Directors. The restrictions may include, subject to any limitations imposed by applicable law, without limitation, restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued.

Performance-based Awards

               Under the Plan, the Board of Directors may grant performance-based awards. These awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended, and regulations thereunder ("Performance-based Awards"). Performance-based Awards are denominated at the time of grant either in Common Stock of the Company or in dollar amounts. Performance-based Awards may be granted in whole or in part if the Company achieves written objective goals established by the Board of Directors over a designated period of time. Payment of an award earned may be in cash or stock or both as determined by the Board of Directors. In addition to the requirement that participants satisfy certain performance goals, the Board of Directors may impose additional restrictions to payment under a Performance-based Award.

               No participant may receive in any fiscal year stock-based performance awards under which the aggregate amount payable under the awards exceeds the equivalent of 500,000 shares of the Common Stock of the Company or cash-based performance awards under which the aggregate amount payable exceeds $500,000.

Federal Income Tax Consequences

               The following is a general discussion of certain federal income tax consequences of awards granted under the Plan. The discussion does not describe any tax consequences under the tax laws of any state, locality or foreign jurisdiction. Furthermore, the discussion is based on the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed or modified retroactively so as to result in federal income tax consequences different from those discussed below. The discussion below does not discuss all federal tax consequences that may be relevant to a particular grantee, and is not intended as tax advice. Each grantee should consult his or her individual tax adviser.

Non-statutory Stock Options

               General.    Provided that the exercise price is equal to or greater than the fair market value of the underlying stock on the date of grant, no income is realized by the grantee of a Non-statutory Stock Option until the option is exercised. When a Non-statutory Stock Option is exercised, the optionee realizes ordinary compensation income, and the Company generally becomes entitled to a deduction, in the amount by which the fair market value of the shares subject to the Non-statutory Stock Option at the time of exercise exceeds the exercise price. With respect to options exercised by certain executive officers, the Company's deduction can in certain circumstances be limited by the $1,000,000 cap on deductibility set forth in Section 162(m) of the Internal Revenue Code. The Company is required to withhold on all amounts treated as ordinary income to optionees. Upon the sale of shares acquired by exercise of a Non-statutory Stock Option, the amount by which the sale proceeds exceed the market value of the shares on the date of exercise will constitute long-term capital gain if the shares are held as capital assets and have been held for more than one year.

               If the exercise price of a Non-statutory Stock Option is less than the fair market value of the underlying stock on the date of grant, the optionee may be subject to immediate adverse tax consequences, including possible penalties.

               Exercise Using Previously Acquired Shares.    If an optionee exercises a Non-statutory Stock Option using previously acquired shares (the "exercise shares"), the tax results of the option exercise generally will be as set forth above, except that for purposes of determining the tax consequences upon disposition of the shares acquired upon exercise of the option (the "option shares"), the option shares will be divided into two groups. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before the exercise of the option. The second group, consisting of the balance of the option shares, will have a tax basis equal to the market value of the shares on the date of exercise of the option. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. If the exercise shares were acquired on exercise of an Incentive Stock Option, the option shares in the first group generally will be treated for tax purposes as if they were acquired at the same time as the exercise shares. The use of shares previously acquired on exercise of an Incentive Stock Option to exercise a Non-statutory Stock Option will not be treated as an early disposition of the exercise shares even though the applicable holding periods have not been satisfied. Before exercising a Non-statutory Stock Option using exercise shares, optionees should consult their individual tax advisers.

Incentive Stock Options

                General.    No income will be recognized by an optionee upon either grant or exercise of an Incentive Stock Option. The amount by which the market value of shares issued upon exercise of an Incentive Stock Option exceeds the exercise price, however, is included in the optionee's alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If the optionee holds shares acquired upon exercise of an Incentive Stock Option for two years after the date of grant and one year after the date of exercise (the "holding periods"), and if the optionee has been an employee of the Company (or of any parent or subsidiary of the Company) at all times from the date of grant to the date three months before exercise, then any gain realized by the optionee upon sale or exchange of the shares generally will be long-term capital gain and any loss generally will be long-term capital loss.

               Generally, if an optionee disposes of shares acquired upon exercise of an Incentive Stock Option within the holding periods and all requirements other than the holding period rules are met (an "early disposition"), the optionee generally will recognize ordinary compensation income for the year of disposition equal to the lesser of (i) the excess of the market value of the shares on the date of exercise over the exercise price or (ii) the excess of the amount realized on disposition of the shares over the exercise price. The remainder of the gain realized upon the early disposition, if any, generally will be short-term or long-term capital gain. If shares acquired upon exercise of an Incentive Stock Option are disposed of in an early disposition, the Company generally will be entitled to a deduction in the year of disposition equal to the amount of ordinary compensation income recognized by the optionee. With respect to shares purchased by certain executive officers, the Company's deduction can, in certain circumstances, be limited by the $1,000,000 cap on deductibility under Section 162(m) of the Internal Revenue Code.

               Exercise Using Previously Acquired Shares.    If an optionee exercises an Incentive Stock Option using exercise shares to acquire new option shares, the tax results generally will be as set forth above with the following exceptions. If the exercise shares were acquired on exercise of an Incentive Stock Option and the applicable holding periods have not been satisfied with respect to the exercise shares, the optionee will be treated as having made an early disposition of the exercise shares and accordingly will have ordinary compensation income for the year of disposition as discussed above.

               In addition, regulations proposed by the Internal Revenue Service divide the option shares into two groups for purposes of determining the tax consequences upon their disposition. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before exercise of the option, increased by any amount recognized as ordinary compensation income on the disposition of the exercise shares. The second group, consisting of the balance of the option shares, will have a tax basis of zero. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. If the exercise shares were acquired on exercise of an Incentive Stock Option and the applicable holding periods had been satisfied with respect to the exercise shares, the option shares in the first group generally will be treated for tax purposes as if acquired at the same time as the exercise shares. Only shares in the second group will effectively be subject to the Incentive Stock Option holding periods, and on an early disposition of those shares an amount equal to their market value on the date of exercise will be treated as ordinary compensation income. The disposition of any option share, however, will be treated as the disposition of a share in the second group until either all of the shares in the second group have been disposed of or the holding periods have been satisfied. Before exercising an Incentive Stock Option using exercise shares, optionees should consult their individual tax advisers.

Stock Bonuses

               A stock bonus will generally result in compensation income for the recipient equal to the fair market value of the stock granted on the date it is granted. When the recipient sells the stock obtained as a stock bonus, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be any income previously recognized with respect to the stock.

Restricted Stock

               No income is recognized by a recipient of restricted stock upon the grant of the stock, unless the recipient elects within 30 days (pursuant to section 83(b) of the Internal Revenue Code) to recognize income at the time the recipient receives the stock. If the recipient makes the section 83(b) election, the recipient may not deduct amounts subsequently returned to the Company. If the recipient does not make the section 83(b) election, the recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the restrictions on the stock are removed. The income recognized by the recipient will be the fair market value of the restricted stock on the date the restrictions are removed less any amount paid for the shares. When the recipient sells the restricted stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

Performance-based Awards

               No income is recognized by a recipient of a performance-based award upon the grant of the award. The recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the performance criteria established in the award are achieved. If payment of the award is in cash, the income recognized will be the amount of cash receivable by the recipient on the date the performance criteria is achieved less any amount paid for the shares. If payment of the award is in the form of stock, the income recognized will be the fair market value of the stock on the date the performance criteria are achieved less any amount paid for the shares. If payment of the award is in the form of stock, when the recipient sells the stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis in the stock. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

Restrictions on Transferability of Options and Shares

Non-Transferability of Options

               The Company is under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act") of any shares of Common Stock to be issued under the Plan or to effect similar compliance under any state laws; provided, however, the Company has filed a registration statement on Form S-8 with respect to the Plan and expects to promptly file a registration statement with respect to the Plan Amendment The Company is not obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of any governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the Plan, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends as the Company, in its sole discretion, deems necessary or desirable.

New Plan Benefits

               Because grants of options and other awards under the Plan are at the discretion of the Board of Directors, in general, the Company does not know the number or type of awards, if any, that will be received by any persons, or group of persons, in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

Set forth below is certain information about the number of shares of our Common Stock subject to options, warrants and other rights granted, or that may be granted, under our compensation plans as of December 31, 2005.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,032,067 (1)	$0.66	None (2)

Equity compensation plans not approved by security holders	None	None	None

Total	11,032,067	$0.66	None

(1)   Represents shares of Common Stock of VitalStream Holdings, Inc. that are issuable upon the exercise of outstanding options granted under the Plan as of December 31, 2005 and does not include options previously granted under the Plan and exercised.

(2)   Represents shares of Common Stock of VitalStream Holdings available for future grant under the Plan as of December 31, 2005 (and does not reflect the increase in authorized shares to be effected by the Plan Amendment).

Executive Compensation

Summary Compensation Table

               The following table sets forth the aggregate compensation earned during each of 2003, 2004 and 2005 from the Company by the chief executive officer of the Company during 2005 and the four executive officers of the Company as of December 31, 2005, in addition to the chief executive officer, that received the most total compensation during 2005 (the "named executive officers").

Long Term Compensation

		Annual Compensation			Awards		Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation(1) ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)

Jack L. Waterman, Chairman, CEO and Director (2)	12/31/05 12/31/04 12/31/03	$189,786 -- --	$130,000(6) -- --	$10,500 -- --	-- -- --	5,040,000 -- --	-- -- --	-- -- --

Philip N. Kaplan, President, Director, Chief Operating Officer	12/31/05 12/31/04 12/31/03	$165,000 151,969 149,000	$80,000 69,983 --	$12,387 9,941 7,853	-- -- --	210,000 200,000 --	-- -- --	-- -- --

Michael Linos, Executive Vice President of Sales and Marketing (3)	12/31/05 12/31/04 12/31/03	$160,000 136,772 53,750	$75,000 60,000 --	$14,363 12,003 3,514	-- -- --	215,000 325,000 250,000	-- -- --	-- -- --

Arturo Sida, Chief Legal Officer and Secretary (4)	12/31/05 12/31/04 12/31/03	$150,000 136,772 98,750	$37,500 27,000 9,000	$13,779 11,204 5,741	-- -- --	75,000 225,000 325,000	-- -- --	-- -- --

Mark Belzowski, Chief Financial Officer and Treasurer (5)	12/31/05 12/31/04 12/31/03	$155,000 93,646 --	$50,000 43,621 --	$14,363 6,414 --	-- -- --	50,000 450,000 --	-- -- --	-- -- --

(1)	These amounts reflect the benefit to the named executive officer, on a cost basis, of amounts paid for health and dental insurance.
(2)	Mr. Waterman commenced employment with the Company in June 2005.
(3)	Mr. Linos commenced employment with the Company in August 2003.
(4)	Mr. Sida commenced employment with the Company in April 2003.
(5)	Mr. Belzowski commenced employment with the Company in May 2004.
(6)

The bonus amount reflects a bonus paid in the form of 96,297 shares of Common Stock of the Company at a price equal to the fair-market value of Common Stock. The shares were issued in January 2006 in respect of the executive's service during the 2005 fiscal year.

Option Grants in Last Fiscal Year

               The following table sets forth certain information with respect to options granted to the named executive officers during the year ended December 31, 2005, to purchase shares of the Common Stock under the Plan.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)

Name	# of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Jack Waterman	4,750,000	59.64%	$0.56	05/20/15	$1,672,860	$4,239,355
Jack Waterman	290,000	3.64%	1.35	12/16/10	108,164	239,015
Philip N. Kaplan	210,000	2.64%	1.35	12/16/10	78,326	173,080
Michael F. Linos	215,000	2.70%	1.35	12/16/10	80,191	177,201
Art Sida	75,000	0.94%	1.35	12/16/10	27,974	61,814
Mark Belzowski	50,000	0.63%	1.35	12/16/10	18,649	41,209
(1)	The market price for the Company's common stock, as reported by the OTC Bulletin Board, was $1.85 on December 30, 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

               The following table sets forth the information concerning the options to purchase the Common Stock exercised by the named executive officers during the year ended December 31, 2005, and the value of unexercised options as of December 31, 2005.

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2005(1)	Value of Unexercised In-the-Money Options/SARs at December 31, 2005(1)

Name	Shares Acquired on Exercise (number)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Jack L. Waterman	0	0	593,750/4,446,250	$765,938/$5,506,563
Philip N. Kaplan	0	0	66,667 / 343,333	$88,667/ $282,333
Michael Linos	0	0	297,918/ 492,082	$426,022 / $483,728
Arturo Sida	0	0	358,334 / 266,666	$548,001 / $299,499
Mark Belzowski	0	0	200,000/ 300,000	$230,000 / $321,500
(1)

The market price for the Company's common stock, as reported by the OTC Bulletin Board, was $1.85 on December 30, 2005. Value is calculated as the difference between the exercise price of the option and the market price of the underlying Common Stock.

Director Compensation

               Our directors who join the Board of Directors after May 2005 and who are not officers or employees of the Company or any of its subsidiaries receive (a) an annual retainer of $12,000, and (b) a payment of $1,000 per meeting of the Board of Directors or the Audit Committee which they attend. All directors are reimbursed for certain reasonable expenses incurred in attending Board of Director or committee meetings or incurred otherwise in conjunction with discharging their duties as directors. In addition, directors who are not officers are entitled to receive compensation to the extent that they provide services at rates that would be charged by such directors for such services to arm's length parties. No such amounts were paid to directors of the Company during the year ended December 31, 2005.

               Our directors are also entitled to participate in any stock option plans that we adopt from time to time. Our directors who joint the Board of Directors after May 2005 and who are not officers or employees of the Company or any of its subsidiaries receive an initial stock option grant, and subsequent annual grants on the anniversary date of the initial grant, in the amount of 50,000 shares pursuant to the Plan (and if such individuals are members of the Audit Committee, an additional amount of 12,500 shares or, in lieu of such amount if the individual is Chairman of the Audit Committee, an additional 25,000 shares). Such options are Non-statutory Stock Options, have an exercise price based on the closing price of the Company's common stock as of the date of grant, vest one-fourth (1/4) at the end of each quarter after the date of grant, and have a term of five (5) years.

               The Company granted an option to purchase 200,000 shares of Common Stock to Philip Sanderson on January 25, 2005 with an exercise price of $0.77 per share and granted an option to purchase 200,000 shares of Common Stock to Salvatore Tirabassi on January 25, 2005 with an exercise price of $0.77 per share, each of which vests over three years. The Company also granted an option to purchase 75,000 shares of Common Stock to Leonard Wanger on May 17, 2005 with an exercise price of $0.63 per share, granted an option to purchase 62,500 shares of Common Stock to Raymond L. Ocampo Jr. on May 17, 2005 with an exercise price of $0.63 per share, and granted an option to purchase 62,500 shares of Common Stock to Melvin A. Harris on January 31, 2006 with an exercise price of $1.52 per share, all with a vesting period over one year.

Executive Employment Agreements, Termination of Employment and Change of Control Arrangements

               All employees are employed pursuant to "at will" employment offer letters, governed according to the terms of our Employee Manual. Additionally, all employees sign a standard Confidentiality and Work Made for Hire Agreement and an Arbitration Agreement prior to becoming employees. Employee stock option agreements are governed according to the terms of the Plan.

               In May 2005, the Company entered into an employment agreement with Jack L. Waterman, the Company's Chief Executive Officer, pursuant to which Mr. Waterman is entitled to receive a base salary of $325,000 annually. Additionally, Mr. Waterman could earn at the end of each fiscal year an annual bonus in an amount determined by the Compensation Committee of the Board of Directors. The Company granted Mr. Waterman a non-qualified option to purchase 4,750,000 shares of Common Stock at a price equal to the closing price on May 20, 2005. These options vest over four years and upon vesting are exercisable for a period of ten years. Of the 4,750,000 shares under the option, 1/8 or 593,750 shares vested immediately, an additional 1/8 or 593,750 shares will vest after Mr. Waterman's one year anniversary with the Company, with the remaining 3,562,500 shares vesting on a pro-rata basis equally over the following 12 quarters, at the rate of 296,875 at the end of each quarter, beginning with the first 296,875 vesting on September 30, 2006. In the event a change of control occurs and Mr. Waterman subsequently elects to terminate his employment with the Company following a material diminution in the level of his duties or salary, or a material relocation of his principal place of employment, such termination will cause 50% of his then unvested options to become exercisable as of the date of such termination. If he is terminated without cause at any time during the six months prior to or after a change of control event, such termination will cause 50% of his then unvested options at the time of such termination to become vested as of the later to occur of the date of such termination or change of control event. Employment of Mr. Waterman is at-will, subject to the termination benefit outlined above, and the term of the agreement is open-ended.

               On October 18, 2002, our Board of Directors approved an employment agreement with Philip N. Kaplan, current President and Chief Operating Officer of the Company, pursuant to which he was entitled to receive his previously authorized annual salary of $120,000, subject to adjustment as set forth below, and a termination benefit of one year's salary unless terminated for cause. Pursuant to the terms of that agreement, on October 1, 2003, the salary of Mr. Kaplan was increased to $150,000, retroactive to January 1, 2003. The employment agreement permits the salary of Mr. Kaplan to increase, but not to decrease once such an increase is in effect. Additionally, Mr. Kaplan could earn at the end of each fiscal year an annual bonus of up to 35% of his annual salary based on the achievement of financial targets to be determined at the beginning of each fiscal year jointly by the executives and the Board of Directors (or a committee thereof). Employment of Mr. Kaplan is at-will, subject to the termination benefit outlined above, and the term of the agreement is open-ended.

               On December 2, 2004, and in lieu of providing employment agreements that would provide severance payments in the event of termination of employment without cause, the Company granted options to purchase shares of Common Stock at an exercise price of $0.52 per share to each of Mark Belzowski, Michael Linos and Arturo Sida in the amounts of 150,000, 300,000 and 150,000 shares, respectively, which vest over three years. Each of the option awards to Messrs. Belzowski, Linos and Sida contain provisions that provide that (a) upon any termination of these executive officers' employment by the Company unless terminated for cause, the option becomes fully exercisable as of the date of termination whether or not then exercisable (b) in the event that the executive officer elects to terminate his employment with the Company following a material change in the terms and conditions of his employment, such termination shall be deemed a termination by the Company without cause and the option shall become fully exercisable as of the date of such termination whether or not then exercisable and (c) upon the occurrence of certain change of control events as defined in the Plan, as amended, the option shall become fully exercisable as of the date the transaction occurs whether or not then exercisable, and the option shall be converted into an option to purchase stock with respect to stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the transaction.

Compensation Committee Report on Executive Compensation

[Draft: Subject to Revision]

               Prior to July 2004, the Company's Board of Directors functioned as its Compensation Committee; however, the independent directors of the Company met separately to discuss and vote upon employment and compensation matters for executive officers of the Company. From and after July 2004, the Compensation Committee consisted of members Philip Sanderson, Salvatore Tirabassi and Leonard Wanger. The Compensation Committee reviews the compensation and other terms of employment of the executive officers (including the named executive officers) at such times as it deems necessary.

Compensation Policy Applicable to Officers and Key Executives

               The goal of the Compensation Committee is to create compensation packages for officers and key executives which will attract, retain and motivate executive personnel who are capable of achieving the Company's short-term and long-term financial and strategic goals. Compensation packages are designed to combine a mixture of short-term and long-term incentives tied to Company performance as described more particularly below. In exercising its responsibilities, the Compensation Committee seeks to encourage management to achieve the Company's short-term and long-term financial and strategic objectives, including maximizing long-term value for shareholders. Through the implementation of its compensation policies, the Compensation Committee believes it can motivate management to consider the Company's short-term and long-term objectives, such as the Company's financial performance and stock price appreciation, by rewarding the Company's key officers and executives upon achieving such objectives.

Executive Compensation Policies

               Executive compensation at the Company is made up of three elements: (i) base salary, (ii) mandatory and discretionary bonuses (short-term and long-term incentives) and (iii) grants of equity-based compensation (e.g., stock options).

               Base Salary. The base salaries of existing executive officers of the Company are determined by the Compensation Committee on the basis of each executive officer's responsibilities, with consideration given to the base salaries of executive officers of comparable companies. With respect to new officers of the Company, those salaries are determined by the Compensation Committee based upon the factors identified above and arms-length negotiation with the new executive officer.

               Bonuses. Each year, the Compensation Committee approves a bonus plan for its executive officers and key employees. In 2005, the bonus plan established Company-level financial performance targets that, if achieved, would be expected to translate into increased shareholder value and progress toward the Company's overall long-terms goals. The bonus plan also included individual performance targets for each executive officer. Each of these targets is weighted as a percentage of the overall potential bonus. Each executive, in turn, is assigned a percentage of his overall salary that represents the maximum overall bonus amount. For example, in 2005, the revenue goal represented 50% of the overall potential bonus. If only that goal were achieved, an executive with an assigned percentage of 30% would be entitled to receive a bonus equal to 15% (50% of 30%) of his overall salary.

               The Compensation Committee believes that having pre-determined bonuses tied to pre-determined short-term performance targets effectively focuses management's efforts on objectives that are aligned with the shareholders of the Company and injects desired objectivity into the compensation process. In respect of the 2005 fiscal year, and based upon the achievement (and non-achievement) of specified Company-level and individual financial and operational targets, the following executive officers were paid the following bonuses: Jack Waterman ($130,000 in Common Stock), Philip N. Kaplan ($80,000), Michael Linos ($75,000), Arturo Sida ($37,500), and Mark Belzowski ($50,000).

               Equity-Based Compensation. In addition to salary and bonus, the Company has adopted the 2001 Stock Incentive Plan, as amended (the "Plan"), which provides that the long-term compensation of officers and key employees be dependent upon the financial performance of the Company. Under the Plan, officers and key employees are eligible to receive awards of stock options, stock appreciation rights, restricted stock and other equity-based rights, although, to date, the Company has granted only stock options (other than the bonus of Jack Waterman for 2005, which was paid in stock, in lieu of cash, under the Plan). The number of stock options granted to each executive officer is determined by a competitive compensation analysis and each individual's salary and responsibility. The Compensation Committee also considers the number and exercise price of options granted to individuals in the past. All option grants have been made with an exercise price equal to the fair market value of Common Stock on the date of grant of the option.

Compensation of Chief Executive Officer

                Jack Waterman has been the Chief Executive Officer of the Company since June 2005. Pursuant to Mr. Waterman's employment agreement with the Company, Mr. Waterman is entitled to receive a base salary of $325,000. Mr. Waterman is also entitled to participate in the Company's mandatory bonus program, described above, and is eligible for discretionary bonuses and equity-based compensation. As described above, the Company's mandatory bonus program includes a Company-level financial goals applicable to all executive officers and individualized performance goals for each executive officer. During 2005, based on achievement of Company-level goals, Mr. Waterman was awarded a discretionary bonus of $130,000, which Mr. Waterman and the Company agreed would be paid in the form of 96,297 shares of Common Stock of the Company at a price equal to the fair market value of Common Stock.

                Prior to Mr. Waterman's joining the Company, Philip N. Kaplan, President and Chief Operating Officer, was the chief executive officer of the Company. In October 2002, based on the subjective impression of the Compensation Committee of the salaries of officers of similarly situated early stage technology companies headquartered in Orange County, the progress of the Company to that date and the prospects of the Company at such time, the Compensation Committee approved an employment agreement for Mr. Kaplan, then Chief Operating Officer. Mr. Kaplan became President of the Company in November 2004. Pursuant to such agreement, Mr. Kaplan was entitled to receive a base salary of $120,000, subject to automatic increase to $155,000 when the Company met a stated EBITDA target (which was met with respect to the quarter ended September 30, 2003). The employment agreement also provided that Mr. Kaplan and the Compensation Committee were to negotiate specific financial and other short-term performance targets at the beginning of each fiscal year as part of a mandatory bonus program. This requirement has been superseded by the Company's mandatory bonus program applicable to all officers, in which Mr. Kaplan participates. Mr. Kaplan is also entitled to participate in the Company's discretionary bonus program and to receive equity-based compensation. As described above, the Company mandatory bonus program includes a Company-level financial goals applicable to all executive officers and individualized performance goals for each executive officer. During 2005, based on achievement of Company-level goals and Mr. Kaplan's achievement of his individual goals, Mr. Kaplan was awarded a bonus of $80,000 for 2005.

Submitted by the Compensation Committee

Philip Sanderson
Salvatore Tirabassi
Leonard Wanger

               The information contained in this Compensation Committee Report on Executive Compensation is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Compensation Committee Interlocks And Insider Participation In Compensation Decisions

               The Company's Compensation Committee consists of Philip Sanderson, Salvatore Tirabassi and Leonard Wanger. In addition to evaluating the employment contracts for key employees throughout the year, the Compensation Committee formally considered compensation issues approximately six times during the 2005 fiscal year in connection with the authorization of grants of options to purchase shares of Common Stock and with the executive employment agreement for Mr. Waterman.

Company Performance Graph

               Set forth below is a graph comparing the cumulative shareholder return on the Common Stock from December 31, 2000 through December 31, 2005 against the cumulative total return for certain indices and peer groups described below for the same period. The graph assumes an initial investment of $100.00 with dividends reinvested.

               On April 23, 2002, the Company (then known as Sensar Corporation ) and a wholly-owned subsidiary consummated a merger with VitalStream, Inc., a privately held company, pursuant to which the subsidiary was merged with and into VitalStream, Inc., with VitalStream, Inc. surviving as a wholly-owned subsidiary. The core business of VitalStream, Inc. prior to the merger became our core business from and after the merger date, and the Company changed its name to VitalStream Holdings, Inc. For the benefit of holders of our shares prior to the merger, we are including historical information below which reflects their investment in what was essentially a different company.

               The Company has chosen to compare its cumulative shareholder return on the Common Stock against the cumulative total return for the Russell 2000 Index and a peer group consisting of Akamai Technologies, Inc., Globix Corporation, Loudeye Corporation and Savvis Communications Corporation, each of which are in the same lines of business as the Company.

	Cumulative Total Return

	12/00	12/01	4/02	12/02	12/03	12/04	12/05

VITALSTREAM HLDGS. INC	100.00	102.86	132.57	52.57	150.86	189.71	422.86
RUSSELL 2000	100.00	102.49	107.54	81.49	120.00	142.00	148.46
PEER GROUP	100.00	29.98	21.53	9.75	52.69	60.52	78.65

               The information contained in this section is not deemed to be soliciting material or to be filed with the Securities and Exchange Commission, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. Such information is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

The Board of Directors recommends a vote FOR the approval of the Plan Amendment.

ADDITIONAL INFORMATION

               The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's most recent Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested and payment is made for actual reproduction costs of such exhibits). Written requests for such information should be directed to Arturo Sida at One Jenner, Suite 100, Irvine, California 92618, phone number: (949) 743-2000.

APPENDIX A

VITALSTREAM HOLDINGS, INC.
2001 STOCK INCENTIVE PLAN
(Third Amended and Restated)

            1.             Purpose. The purpose of this 2001 Incentive Stock Plan (Third Amended and Restated) (the "Plan"; when distinguished from earlier versions of the Plan, the "Third Amendment") is to enable VitalStream Holdings, Inc. (the "Company") to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected nonemployee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (an "Employer") that is the Company or any parent or subsidiary of the Company.

            2.             Shares Subject to the Plan. Subject to adjustment as provided below and in Section 10, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall be 21,500,000 shares; provided, however, the total number of securities issuable upon exercise of all outstanding awards and the total number of shares subject to any other bonus or similar plan or agreement of the Company shall not exceed a number of securities which is equal to 30 percent of the then outstanding securities of the Company, with convertible preferred or convertible senior common shares of stock counted on an as if converted basis, unless a percentage higher than 30 percent is approved by at least two-thirds of the outstanding securities entitled to vote. If an option or Performance-based Award (as defined below) granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option or Performance-based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 7 or sold pursuant to Section 8 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

            3.             Effective Date and Duration of Plan.

                        3.1            Effective Date. The initial 2001 Stock Incentive Plan became effective as of January 28, 2002 (the "Initial Effective Date"); the 2001 Stock Incentive Plan (Amended and Restated) became effective on March 15, 2002; the 2001 Stock Incentive Plan (Second Amended and Restated) became effective on February 28, 2005; the 2001 Stock Incentive Plan (Increased Second Amended and Restated) became effective on May 26, 2005), and this Third Amendment became effective on January 30, 2006 (the "Third Amendment Effective Date"). Any awards may be granted and shares may be issued with respect to such awards at any time after the Initial Effective Date and before termination of the Plan (and any awards with respect to shares of common stock added to the Plan as a result of an amendment may be granted after the effective date of such amendment). Notwithstanding the foregoing, (a) no payments shall be made under a Performance-based Award granted after the Third Amendment Effective Date unless and until the Third Amendment is approved by the shareholders of the Company, and (b) any option granted after the Third Amended Effective Date that is designated an Incentive Stock Option (as defined in Section 5 below) granted under the Plan shall be deemed to be a Non-Statutory Stock Option if it is exercised prior to the approval of the Third Amendment by the shareholders of the Company or if shareholder approval is not obtained within one year of the Third Amendment Effective Date, , and (c) unless a waiver of California Code of Regulations Rule 260.140.41(i) is obtained from the Securities Regulation Division of the State of California, all options granted under the Plan after the Third Amendment Effective Date (or otherwise in reliance upon the Third Amendment) and prior to the approval of the Third Amendment by the shareholders of the Company shall automatically terminate if the Third Amendment is not approved by the shareholders of the Company within one year of the Third Amendment Effective Date, and if any such options are exercised prior to such date, , the exercise shall be subject to an obligation on the part of the option holder to rescind the exercise if the Third Amendment is not approved by the shareholders of the Company within one year of the Third Amendment Effective Date. All agreements reflecting the grant of Performance-based Awards or options shall contain provisions reflecting the limitations set forth in this paragraph to the extent applicable.

                        3.2            Duration. The Plan shall continue in effect until the earliest to occur of (a) January 28, 2012, (b) the date all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed, and (c) the date set by the Board of Directors. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, Performance-based Awards and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, Performance-based Awards, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

            4.             Administration.

                        4.1            Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

                        4.2            Committee. The Board of Directors may delegate to any committee of the Board of Directors (the "Committee") any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) only the Board of Directors may amend or terminate the Plan as provided in Sections 3, 10 and 11.

            5.             Types of Awards; Eligibility; Limitations. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant options that are Incentive Stock Options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options"); (ii) grant options that are not Incentive Stock Options ("Non-Statutory Stock Options"); (iii) award stock bonuses as provided in Section 7; (iv) issue shares subject to restrictions as provided in Section 8; and (v) award Performance-based Awards as provided in Section 9. Awards may be made to employees, including employees who are officers or directors, and to other individuals described in Section 1 selected by the Board of Directors; provided, however, only employees of the Company or any parent or subsidiary of the Company (as defined in Sections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Board of Directors, an individual may be given an election to surrender an award in exchange for the grant of a new award.

            6.             Option Grants.

                        6.1            General Rules Relating to Options.

                                    6.1-1   Terms of Grant. The Board of Directors may grant options under the Plan. Subject to the provisions of subsections (a), (b) and (c) of this Section 6.1-1, from which the Board of Directors is not authorized to deviate with respect to options granted after the Amended Effective Date, with respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

Notwithstanding the foregoing, the following limitations shall apply to all options granted after March 15, 2002:

                                                6.1-1(a)   Limitations on Grants to 10 Percent Shareholders. An option may be granted to a person possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the exercise price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted. Unless otherwise specified, for purposes of any award granted under the Plan, the fair market value of the Common Stock shall be the closing price of the Common Stock last reported before the time the award is granted (or the time as of which the determination must be made), if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

                                                6.1-1(b)   Duration of Options. Subject to Sections 6.1-2, 6.1-4 and 6.1-1(a), options shall continue in effect for the period fixed by the Board of Directors, which period shall be no more than 10 years from the date the option is granted.

                                                6.1-1(c)   Exercise Price. The exercise price of an option shall not be less than 85% of the fair market value of the Common Stock covered by the option at the date the option is granted.

                                                6.1-1(d)   Nontransferability. Each option granted after the Amended Effective Date by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will, by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, by instrument to an intervivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to "immediate family" as that term is defined in 17 CFR 240.16a-1(e).

                                    6.1-2   Exercise of Options. Except as provided in Section 6.1-4 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of exercise the optionee is employed by or in the service of an Employer and shall have been so employed or provided such service continuously since the date the option was granted. Except as provided in Sections 6.1-4 and 10 and in this paragraph, options granted under the Plan may be exercised from time to time over the period stated in each option in amounts and at times prescribed by the Board of Directors; provided, however the vesting schedule for any options granted to a person who is not an officer, director or consultant of the Company, its parent or one of its subsidiaries shall provide that no fewer than 20% of the options subject to such option become exercisable each year following the grant (so that the option vests in full no later than 5 years after the grant date). Options may not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if an optionee does not exercise an option in any one year for the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

                                    6.1-3 [intentionally left blank]

                                    6.1-4   Termination of Employment or Service.

                                                6.1-4(a)   General Rule. Unless the Board of Directors determines to extend the period of exercise for an option (either at or following the grant date), if an optionee's employment or service with the Employer terminates for any reason other than because of total disability or death as provided in Sections 6.1-4(b) and (c), his or her option may be exercised at any time before the expiration date of the option or the expiration of 90 days after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination.

                                                6.1-4(b)   Termination Because of Total Disability. Unless the Board of Directors determines to extend the period of exercise for an option (either at or following the grant date) if an optionee's employment or service with the Employer terminates because of total disability, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of termination. The term "total disability" means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the optionee to be unable to perform his or her duties as an employee, director, officer or consultant of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

                                                6.1-4(c)   Termination Because of Death. Unless the Board of Directors determines to extend the period of exercise for an option, (either at or following the grant date), if an optionee dies while employed by or providing service to an Employer, his or her option may be exercised at any time before the expiration date of the option or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of death and only by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                                                6.1-4(d)   Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 30-day and 12-month exercise periods any length of time not longer than the original expiration date of the option. The Board of Directors may at any time increase the portion of an option that is exercisable, subject to terms and conditions determined by the Board of Directors.

                                                6.1-4(e)   Failure to Exercise Option. To the extent that the option of any deceased optionee or any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option shall cease and terminate.

                                                6.1-4(f)   Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options shall be suspended during any other unpaid leave of absence.

                                    6.1-5   Purchase of Shares.

                                                6.1-5(a)   Notice of Exercise. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon the Company's receipt of written notice from the optionee of the optionee's binding commitment to purchase shares, specifying the number of shares the optionee desires to purchase under the option and the date on which the optionee agrees to complete the transaction, and, if required to comply with the Securities Act of 1933 and/or governing state securities laws, containing a representation that it is the optionee's intention to acquire the shares for investment and not with a view to distribution.

                                                6.1-5(b)   Payment. Unless the Board of Directors determines otherwise (either at or following the grant date), on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors (either at or following the grant date), any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

                                                6.1-5(c)   Tax Withholding. Each optionee who has exercised an option shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or as a result of disposition of shares acquired pursuant to exercise of an option) beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount, in cash or by check, to the Company on demand. If the optionee fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors, an optionee may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

                                                6.1-5(d)   Reduction of Reserved Shares. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option (less the number of any shares surrendered in payment for the exercise price or withheld to satisfy withholding requirements).

                                    6.1-6   Limitations on Grants to Non-Exempt Employees. Unless otherwise determined by the Board of Directors (either at or following the grant date), if an employee of the Company or any parent or subsidiary of the Company is a non-exempt employee subject to the overtime compensation provisions of Section 7 of the Fair Labor Standards Act (the "FLSA"), any option granted to that employee shall be subject to the following restrictions: (i) the exercise price shall be at least 85 percent of the fair market value of the Common Stock subject to the option on the date it is granted; and (ii) the option shall not be exercisable until at least six months after the date it is granted; provided, however, that this six-month restriction on exercisability will cease to apply if the employee dies, becomes disabled or retires, there is a change in ownership of the Company, or in other circumstances permitted by regulation, all as prescribed in Section 7(e)(8)(B) of the FLSA.

                        6.2            Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

                                    6.2-1   Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee's exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

                                    6.2-2   Exercise price. The exercise price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted.

                                    6.2-3   Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).

                                    6.2-4.   Nontransferability. Each Incentive Stock Option shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and during the optionee's lifetime, shall be exercisable only by the optionee.

            7.             Stock Bonuses. Subject to any restrictions imposed by applicable law, the Board of Directors may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may, subject to any limitations imposed by applicable law (including California Code of Regulations Rule 260.140.41) include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

            8.             Restricted Stock.

                        8.1            General Rules. Subject to any restrictions imposed by applicable law and the Plan, the Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions of the Plan and any other terms, conditions and restrictions determined by the Board of Directors. The restrictions may include, subject to any limitations imposed by applicable law (including California Code of Regulations Rule 260.140.41), without limitation, restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued.

                        8.2            Pricing Limitations. The purchase price for any shares issued under this Section 8 shall be at least 85% of the fair market value of the Common Stock on the date the purchase agreement is signed. The purchase price for any shares issued under this Section 8 to any person possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary shall be at least 100% of the fair market value of the Common Stock on the date the purchase agreement is signed.

                        8.2            Purchase Agreement and Legends. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser of the shares before the delivery of certificates representing the shares to the purchaser. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors.

                        8.3            Transferability. The rights of any purchaser of shares under this Section 8 shall be nonassignable and nontransferable, either voluntarily or by operation of law, except by will, by the laws of descent and distribution of the state or country of such person's at the time of death.

                        8.4            Tax Withholding. The Company may require any purchaser of restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the purchaser, including salary, subject to applicable law. With the consent of the Board of Directors, a purchaser may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued, less the number of shares withheld or delivered to satisfy withholding obligations.

            9.             Performance-based Awards. To the extent counsel for the Company determines that the applicable grants qualify, the Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock ("Performance Shares"), or in cash or in any combination thereof. Performance-based Awards shall be subject to the following terms and conditions:

                        9.1            Award Period. The Board of Directors shall determine the period of time for which a Performance-based Award is made (the "Award Period").

                        9.2            Performance Goals and Payment. The Board of Directors shall establish in writing objectives ("Performance Goals") that must be met by the Company or any subsidiary, division or other unit of the Company ("Business Unit") during the Award Period as a condition to payment being made under the Performance-based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, revenues, operating income, inventories, inventory turns, cash flows or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, and restructuring and special charges (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 9.4). The Board of Directors may establish other restrictions to payment under a Performance-based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

                        9.3            Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of

Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-based Award.

                        9.4            Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the awards exceeds the equivalent of 500,000 shares of Common Stock or Dollar Performance awards under which the aggregate amount payable under the awards exceeds $500,000.

                        9.5            Tax Withholding. With respect to Dollar Performance Awards, the Company or the Employer may withhold any amounts necessary to satisfy any applicable federal, state or local tax withholding requirements from the Dollar Performance Award. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation with respect to Performance Shares, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

                        9.6            Effect on Shares Available. The payment of a Performance-based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award, less the number of shares delivered or withheld to satisfy withholding obligations.

            10.             Changes in Capital Structure.

                        10.1            Stock Splits, Stock Dividends. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, distribution, reverse stock split, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options or other awards, or portions thereof then unexercised, shall relate, so that the holder's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

                        10.2            Mergers, Reorganizations, Etc. For purposes of this Section, a "Transaction" shall mean (a) a transaction (or a related series of transactions not in the ordinary course of business) in which a majority of the assets or business of the Company is transferred, by merger, lease, sale, consolidation, plan of exchange, split-up, split-off, spin-off, reorganization, liquidation or other transfer, to a person or entity that is not a parent of the Company, a wholly-owned subsidiary of the Company or an other entity in which the shareholders of the Company immediately prior to such transaction (or the first of a series of related transaction) receive in the transaction on a pro rata basis and own immediately after the transaction (or the last of a series of related transactions) a majority of the issued and outstanding shares of capital stock, or (b) a transfer by one or more shareholders, in one transfer or several related transfers (such as in response to a tender offer or in a collectively negotiated sale), of 50% or more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer.

In the event of a Transaction, the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding options and other awards under the Plan prior to the consummation of the Transaction:

                                    10.2-1 Outstanding options and other awards shall remain in effect in accordance with their terms.

                                    10.2-2 Outstanding options and other awards shall be converted into options to purchase stock or awards with respect to stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options or other awards shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted options or other awards shall be vested only to the extent that the vesting requirements relating to options or other awards granted hereunder have been satisfied. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full prior to being converted into options to purchase stock of the surviving or acquiring corporations in the Transaction.

                                    10.2-3 With respect to options, the Board of Directors shall provide a period of at least 10 days before the completion of the Transaction during which outstanding options may be exercised, to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.

                                    10.2-4 With respect to awards other than options, the Board of Directors may, in its sole discretion and subject to applicable law, terminate or waive the application of all forfeiture provisions, performance thresholds and similar restrictions at any time prior to the consummation of the Transaction.

                        10.3            Dissolution of the Company. In the event of the dissolution of the Company, options and other awards shall be treated in accordance with Section 10.2-3.

                        10.4            Rights Issued by Another Corporation. The Board of Directors may also grant options and stock bonuses and Performance-based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock bonuses, Performance-based Awards and restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a Transaction.

            11.             Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect (except that the Board of Directors may not make any amendment that would cause the Plan to cease to comply with governing law). Except as provided in Section 10, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

            12.             Approvals. The Company's obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws. Unless the Company determines, with advice of counsel that such legend is not necessary, certificates representing all shares of Common Stock issued in connection with the Plan will contain a legend indicating that such shares of Common Stock are "restricted securities," as defined under Rule 144 promulgated under the Securities Act of 1933, as amended, and that such shares may not be transferred unless such transfer is registered under the Securities Act and governing state securities laws or exempt from the registration requirements of the same.

            13.             Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer's right to terminate the employee's employment at will at any time, for any reason, with or without cause, or to decrease the employee's compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

            14.             Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

            15.             Right to Receive Financial Statements. A holder of any award granted under the Plan shall be entitled to receive financial statements of the Company at least annually until the expiration or full exercise of such award.

            The undersigned, who is the duly elected Chief Operating Officer of the Company, hereby certifies that the Third Amendment was approved by the Board of Directors of the Company and became effective January 30, 2006. The Board of Directors has directed the Company to submit the Third Amendment to the shareholders for approval within one year of the Third Amendment Effective Date.

VitalStream Holdings, Inc.

By:	/s/ Philip N. Kaplan

Philip N. Kaplan President & Chief Operating Officer

MAJORITY CONSENT OF SHAREHOLDERS OF
VITALSTREAM HOLDINGS, INC.

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Unless otherwise indicated below, the undersigned, a shareholder on February 3, 2006 (the "Record Date") of VitalStream Holdings, Inc., a Nevada corporation (the "Company"), hereby consents, pursuant to Section 78.320 of the Nevada Revised Statutes, with respect to all shares of Common Stock, $.001 par value ("Common Stock"), of the Company held by the undersigned, to the following action without a meeting, without prior notice and without a vote, effective as of the date on which the Company receives duly executed and unrevoked consents substantially in the form of this Majority Consent of Shareholders from the holders of a majority of the issued and outstanding shares of Common Stock on the Record Date:

1.

Consolidation Resolution: RESOLVED, that the Board of Directors be authorized, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any prior to December 31, 2006, a consolidation of the Common Stock of the Company on the basis of a ratio within the range of one post-consolidation share of Common Stock for every two pre-consolidation shares of Common Stock to one post-consolidation share of Common Stock for every five and one-half pre-consolidation shares of Common Stock, with the ratio to be selected and implemented by the Company's Board of Directors in its sole discretion (the "Consolidation"), with the Board of Director's authority to include, without limitation: (a) the authority to cause the officers of the Company to prepare, execute and file a certificate or an amendment to the articles of incorporation with the Nevada Secretary of State describing or effecting the Consolidation, and (b) the authority to determine, at the time it determines to effect the Consolidation, whether fractional shares that remain after all shares beneficially held by a holder of the Common Stock have been consolidated shall be permitted to remain outstanding as fractional shares or shall be exchanged for an amount of cash equal to the fair market value of such fractional shares (with fair market value being determined based upon the closing price of the Common Stock on the date prior to the first public announcement of a decision to effect the Consolidation).

Title of each class of securities to which transaction applies:

	[ ] CONSENT	[ ] CONSENT WITHHELD	[ ] ABSTAIN

2.

Stock Plan Resolution: RESOLVED, that the Amended and Restated 2001 Stock Incentive Plan (Third Amended and Restated), which increases the number of shares of Common Stock authorized under the 2001 Stock Incentive Plan from 14,500,000 shares to 21,500,000 shares, be and hereby is approved.

	[ ] CONSENT	[ ] CONSENT WITHHELD	[ ] ABSTAIN

INSTRUCTIONS:   To Consent, Withhold Consent or Abstain from consenting to the approval of the resolutions set forth above, check the appropriate box above. If no box is marked above with respect to the resolutions, the undersigned will be deemed to consent to such resolution.

Please complete, sign and date this Consent where indicated and return it promptly to VitalStream Holdings, Inc., One Jenner, Suite 100, Irvine, California, 91618, Attn: Corporate Secretary. This Consent must be received by April 30, 2006 in order to be valid.

DATED: ________________________, 2006

Signature	Signature if held jointly

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)